Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781- 425-1691

jpellegrino@lemaitre.com

LeMaitre Q2 2012 Sales $14.4mm (+8% Organic), Op. Profit $1.5mm

- Gross Margin Up 480 Basis Points -

BURLINGTON, MA, July 31, 2012 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today reported Q2 2012 sales of $14.4mm and operating profit of $1.5mm. The Company also approved a quarterly cash dividend of $0.025 per share, and provided Q3 2012 and full-year 2012 guidance.

Q2 2012 sales increased 8% organically vs. Q2 2011 and unit sales increased 9%. International sales increased 17% organically while the Americas grew 3%. Q2 2012 sales were down 5% on a reported basis due to the Company’s mid-2011 stent graft exit and the weak Euro.

Gross margin was 73.4% in Q2 2012, versus 68.6% in the prior year quarter. The increase was due to the exit from lower-margin stent grafts, higher average selling prices and improved manufacturing efficiencies.

Q2 2012 operating income increased 66% to $1.5mm vs. $0.9mm in Q2 2011, driven principally by an improved gross margin and a reduction in special charges. The Company’s operating margin in the quarter was 10%. Q2 2012 net income was $0.8mm or $0.05 per diluted share, vs. $0.5mm or $0.03 per diluted share in Q2 2011.

George W. LeMaitre, Chairman and CEO said, “Record vascular sales were a result of our increased focus on non-stent graft products in Europe, a high-water mark of 83 sales reps worldwide, and our recent direct-to-hospital conversions. The two 2011 manufacturing transfers are settling down, helping to drive the gross margin higher. Our 2011 initiatives are now complete, enabling profit to bounce back.”

Total operating expenses in Q2 2012 were $9.1mm, versus from $9.5mm in the year-earlier quarter (Q2 2011 included $0.6mm of distributor termination charges). Q2 2012 sales and marketing increased 5% to $5.2mm, driven by additional sales reps and direct marketing. General and administrative decreased 5% to $2.7mm due to the Italian closure and reduced compensation. Research and development increased 9% to $1.1mm in Q2 2012, largely due to increased headcount.

The Company ended Q2 2012 with 83 sales representatives, up from 65 at the end of Q2 2011.

Cash and marketable securities were $20.2mm at June 30, 2012, an increase of $0.5mm during the quarter. Cash from operations was partially offset by share repurchases and dividends of $1.2mm, and increased net inventories of $0.8mm.

Quarterly Dividend

The Company’s Board of Directors approved the payment of a quarterly cash dividend of $0.025 per share of common stock. The dividend will be paid on September 4, 2012 to shareholders of record on August 17, 2012. Future declarations of quarterly dividends and the establishment of future record and payment dates are subject to the determination of the Board of Directors.

AlboGraft in the U.K. and France

In July 2012 the British and French regulatory agencies lifted their April 2012 AlboGraft prohibition notices. AlboGraft is once again available for sale throughout Europe and the US.

Business Outlook

The Company expects Q3 2012 sales of $13.9mm (+8% organic versus Q3 2011), and reported operating income of $1.0mm. The Company continues to expect 2012 full-year sales of $57.0mm (+9% organic vs. 2011), and reported operating income of $5.0mm (9% operating margin).

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EDT today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 866-730-5767 (+1 857-350-1591 for international callers), using pass-code 10166513. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. These non-GAAP measures result from facts and circumstances that vary in frequency and/or impact on continuing operations. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP financial measures relating to sales growth after adjusting for foreign exchange, business development transactions, and other events. The Company refers to this as “organic” sales growth, and it differs from the manner in which the Company calculated the “organic” sales growth prior to the fourth quarter of 2011 in that previously, divestitures were adjusted from the current year reported sales, but are now adjusted from the prior year reported sales. The Company analyzes net sales on a constant currency basis net of acquisitions and other non-recurring events to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and highly variable in sales impact, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to both management and the Company’s investors. During Q3 2011, the Company completed its divestiture of the TAArget and UniFit product lines and ceased distributing the Endologix Powerlink stent graft.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding financial and operational guidance, future sales growth, commercial success of the launch of new products, manufacturing consolidations, effectiveness of the expanded sales force, acceptance of the product portfolio mix, and the addition of direct-sales territories are forward-looking, involving risks and uncertainties. The Company’s current quarterly financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include, but are not limited to, the risk that the Company experiences significant fluctuations in its quarterly and annual results; the risk that assumptions about the market for the Company’s products may not be correct; the productivity of our direct sales force and distributors; risks related to product demand and market acceptance of the Company’s products; risks that the Company’s products may fail to provide the desired safety and efficacy; risks related to attracting, training and retaining sales representatives and other employees; risks related to government mandated or voluntary recalls that could occur as a result of component failures, manufacturing errors or design defects; risks the significant competition the Company faces from other companies, technologies, and alternative medical procedures; the risk that the Company may fail to expand its product offerings through internal development or acquisition; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; the risk that the Company experiences production delays or quality difficulties in the consolidation of its manufacturing operations; the general uncertainty related to seeking regulatory approvals for the Company’s products; adverse conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	June 30, 2012	December 31, 2011
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$20,162	$20,132
Accounts receivable, net	8,801	8,541
Inventories	9,127	8,003
Other current assets	2,578	3,011

Total current assets	40,668	39,687

Property and equipment, net	4,607	4,661
Goodwill	11,917	11,917
Other intangibles, net	2,568	2,985
Deferred tax assets	6	6
Other assets	233	431

Total assets	$59,999	$59,687

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$937	$981
Accrued expenses	5,980	5,539
Acquisition-related obligations	19	19

Total current liabilities	6,936	6,539

Deferred tax liabilities	989	989
Other long-term liabilities	101	71

Total liabilities	8,026	7,599

Stockholders’ equity
Common stock	163	163
Additional paid-in capital	64,416	64,619
Accumulated deficit	(5,230)	(6,440)
Accumulated other comprehensive loss	(618)	(606)
Less: treasury stock	(6,758)	(5,648)

Total stockholders’ equity	51,973	52,088

Total liabilities and stockholders’ equity	$59,999	$59,687

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Net sales	$14,361	$15,112	$28,289	$29,710
Cost of sales	3,816	4,742	7,874	9,189

Gross profit	10,545	10,370	20,415	20,521

Operating expenses:
Sales and marketing	5,186	4,916	10,399	9,889
General and administrative	2,717	2,867	5,385	5,715
Research and development	1,135	1,040	2,270	2,312
Restructuring charges	—	650	—	1,655
Loss on divestitures	52	—	52	—
Impairment charge	—	—	—	83

Total operating expenses	9,090	9,473	18,106	19,654

Income from operations	1,455	897	2,309	867

Other income (loss):
Interest income, net	14	2	21	3
Other income (loss), net	(49)	5	(247)	152

Total other income (loss), net	(35)	7	(226)	155

Income before income taxes	1,420	904	2,083	1,022

Provision for income taxes	596	385	873	439

Net income	$824	$519	$1,210	$583

Net income per share of common stock:
Basic	$0.05	$0.03	$0.08	$0.04

Diluted	$0.05	$0.03	$0.08	$0.04

Weighted average shares outstanding:
Basic	15,201	15,470	15,248	15,468

Diluted	15,636	16,071	15,681	16,064

Cash dividends declared per common share	$0.025	$0.020	$0.050	$0.040

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the six months ended
	June 30, 2012		June 30, 2011		June 30, 2012		June 30, 2011
	$	%	$	%	$	%	$	%
Net Sales by Product Category:
Open Vascular	$11,851	83%	$11,436	76%	$23,256	82%	$22,196	75%
Endovascular and other	2,510	17%	3,676	24%	5,033	18%	7,514	25%

Total Net Sales	$14,361	100%	$15,112	100%	$28,289	100%	$29,710	100%

Net Sales by Geography
Americas	$9,676	67%	$9,415	62%	$19,150	68%	$18,417	62%
International	4,685	33%	5,697	38%	9,139	32%	11,293	38%

Total Net Sales	$14,361	100%	$15,112	100%	$28,289	100%	$29,710	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2012		2011				2010
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Total net sales	14,361	13,928	13,411	14,564	15,112	14,598	14,431	13,656	14,158	13,815
Impact of currency exchange rate fluctuations (1)	(470)	(146)	15	431	669	10	(420)	(418)	(336)	314
Net impact of acquisitions and distributed sales, excluding currency exchange rate fluctuations (2)	—	—	260	319	335	328	156	—	—	95
Net impact of discontinued products, excluding excluding currency rate fluctuations (3)	(1,342)	(1,584)	(1,904)	(370)	(76)	(45)	(100)	(105)	(65)	—

(1)	Represents the impact of the change in foreign exchange rates compared to the corresponding quarter of the prior year based on the weighted average exchange rate for each quarter.
(2)	Represents the impact of new sales of acquired products or businesses and newly distributed sales of other manufacturers’ during the current year period, measured for 12 months following the date of the event or transaction.
(3)	Represents the impact of sales related to discontinued and divested products, and discontinued distributed sales of other manufacturers’ products, during the comparable prior period, measured for 12 months following the date of the event or transaction.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending June 30, 2012
Net sales as reported	$14,361
Impact of currency exchange rate fluctuations	470

Adjusted net sales		$14,831

For the three months ending June 30, 2011
Net Sales as reported	$15,112
Net impact of discontinued products sales excluding currency	(1,342)

Adjusted net sales		$13,770

Adjusted net sales increase for the three months ending June 30, 2012		$1,061	8%

Reconciliation between GAAP and Non-GAAP Americas sales growth:
For the three months ending June 30, 2012		$9,676

For the three months ending June 30, 2011
Net Sales as reported	$9,415
Net impact of discontinued products sales excluding currency	(60)

Adjusted net sales		$9,355

Adjusted net sales increase for the three months ending June 30, 2012		$321	3%

Reconciliation between GAAP and Non-GAAP International sales growth:
For the three months ending June 30, 2012
Net sales as reported	$4,685
Impact of currency exchange rate fluctuations	470

Adjusted net sales		$5,155

For the three months ending June 30, 2011
Net Sales as reported	$5,697
Net impact of discontinued products sales excluding currency	(1,282)

Adjusted net sales		$4,415

Adjusted net sales increase for the three months ending June 30, 2012		$740	17%

Reconciliation between GAAP and Non-GAAP sales growth for Quarterly Guidance:
For the three months ending September 30, 2012
Net sales per guidance	$13,925
Impact of currency exchange rate fluctuations	544

Adjusted net sales		$14,469

For the three months ending September 30, 2011	14,564
Net impact of discontinued products sales excluding currency	(1,109)

Adjusted net sales		$13,455

Adjusted net sales increase for the three months ending September 30, 2012		$1,014	8%

Reconciliation between GAAP and Non-GAAP sales growth for Annual Guidance:
For the year ending December 31, 2012
Net sales per guidance	$57,000
Impact of currency exchange rate fluctuations	1,540

Adjusted net sales		$58,540

For the year ending December 31, 2011	57,685
Net impact of discontinued products sales excluding currency	(4,068)

Adjusted net sales		$53,617

Adjusted net sales increase for the year ending December 31, 2012		$4,923	9%